Exhibit 99.1

News Release	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com

For Release: February 20, 2008	Contact:	William P. Benac
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. REPORTS 28% INCREASE IN FOURTH
QUARTER EARNINGS AND RECORD EARNINGS FOR CALENDAR YEAR 2007

     St. Charles, MO, February 20, 2008 — American Railcar Industries, Inc. (“ARI” or the “Company”) [NASDAQ: ARII] today reported its fourth quarter and full year 2007 financial results.
     “ARI recorded its best financial performance ever in 2007. We are very pleased to have achieved strong results for both the quarter and the year in spite of the reduced demand and increased competition for hopper railcars,” said James J. Unger, President and CEO of ARI. “For the year, we achieved record revenues and earnings, and have a strong backlog of 11,929 railcars as of December 31, 2007. In addition, construction has been completed on our new flexible railcar manufacturing plant at our Marmaduke, Arkansas complex, and we began producing railcars at that facility in the fourth quarter of 2007.”
     For the three months ended December 31, 2007, revenues were $161.9 million and the net earnings attributable to common shareholders increased 28.3% to $7.9 million or $0.37 per diluted share. In comparison, for the three months ended December 31, 2006, the Company had revenues of $165.3 million and net earnings attributable to common shareholders of $6.1 million or $0.29 per diluted share. During the three months ended December 31, 2007, the Company shipped 1,590 railcars compared to 1,687 railcars in the same period of 2006.
     Revenues and railcar shipments decreased in the fourth quarter of 2007 compared to the same period in 2006 primarily due to a reduction of hopper railcar shipments, reflecting less demand and increased competition for some of our hopper railcar products. The revenue decline on hopper railcars was partially offset by an increase in tank railcar shipments, which was due to increased tank railcar capacity.
     EBITDA was $16.9 million in the fourth quarter of 2007, a 37.0% increase compared to EBITDA of $12.3 million in the fourth quarter of 2006. The increases in EBITDA and net earnings attributable to common shareholders resulted primarily from an increase in gross profit driven by railcar mix, including significantly more tank railcars, and improved manufacturing efficiencies. A reconciliation of the Company’s quarterly and year to date net earnings to EBITDA (a non-GAAP financial measure) is set forth in the supplemental disclosure attached to this press release.
     For the year ended December 31, 2007, revenues were $698.1 million and the net earnings attributable to common shareholders increased 7.6% to $37.3 million or $1.74 per diluted share. In comparison, for the year ended December 31, 2006, the Company had revenues of $646.1 million and net earnings attributable to common shareholders of $34.6 million or $1.67 per diluted share, including a pre-tax benefit of $14.3 million related to insurance recoveries. The $14.3 million included $9.9 million of business interruption insurance compensation for lost profits while the tank railcar facility was shutdown due to the damage from a tornado, and a $4.3 million gain, which was related to the involuntary conversion of assets that were destroyed by the tornado. The gain on the involuntary conversion of assets resulted in a $0.13 per diluted share increase to 2006 diluted earnings per share. During the year ended December 31, 2007, we shipped 7,055 railcars compared to 6,947 railcars in the same period of 2006.
     Revenues and railcar shipments increased in the year ended December 31, 2007 compared to the same period in 2006, primarily due to an increase in tank railcar shipments, resulting from increased tank railcar capacity in 2007 and the recovery from the tornado related shutdown in 2006. This was partially offset by a reduction of hopper railcar shipments, driven by less demand and increased competition for some of our hopper railcar products.
     EBITDA was $76.7 million in the year ended December 31, 2007, a 15% increase compared to EBITDA of $66.5 million in the year ended December 31, 2006, which included the effect of our insurance recoveries of $14.3 million. The increases in EBITDA and net earnings attributable to common shareholders in 2007 resulted primarily from increased revenue as described above. In addition, as mentioned above, we experienced improved manufacturing efficiencies at our manufacturing facilities.

     ARI will host a webcast and conference call on Thursday, February 21, 2008 at 10:00 am (Eastern Time) to discuss the Company’s fourth quarter and full year 2007 financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, dial 866-831-6267 and use participant code 62300059. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.
     An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars, as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
     This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward—looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding estimated future production rates, estimated future manufacturing capacity and statements regarding any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Estimated backlog reflects the total sales attributable to the backlog reported at the end of the particular period as if such backlog were converted to actual sales. Estimated backlog does not reflect potential price increases or decreases under our customer contracts that provide for pricing adjustments based on changes in the cost of certain raw materials and railcar components or the possibility that contracts may be canceled or railcar delivery dates delayed, and does not reflect the effects of any cancellation or delay of railcar orders, or potential price decreases due to market-related pricing provisions in certain of our customer contracts, any of which may occur. Other potential risks and uncertainties include, among other things: the cyclical nature of the railcar manufacturing business; our reliance upon a small number of customers that represent a large percentage of our revenues; adverse economic and market conditions; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; ARI’s ability to maintain relationships with its suppliers of railcar components and raw materials; the risk of damage to our primary railcar manufacturing facilities or equipment; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the risks associated with our completion of capital expenditure projects; our ability to manage overhead and production slow downs; risks associated with potential acquisitions or joint ventures; our dependence on key personnel; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	As of
	December 31,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$303,882	$40,922
Accounts receivable, net	33,523	34,868
Accounts receivable, due from affiliates	17,175	9,632
Inventories, net	93,475	103,510
Prepaid expenses	5,015	5,853
Deferred tax assets	1,610	2,089

Total current assets	454,680	196,874

Property, plant and equipment, net	175,166	130,293
Deferred debt issuance costs	3,977	235
Goodwill	7,169	7,169
Other assets	37	37
Investment in joint venture	13,355	4,318

Total assets	$654,384	$338,926

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$8	$88
Accounts payable	47,903	54,962
Accounts payable, due to affiliates	2,867	1,689
Accrued expenses and taxes	5,729	3,099
Accrued compensation	10,379	10,282
Accrued interest expense	6,907	32
Accrued dividends	639	636

Total current liabilities	74,432	70,788

Long-term debt, net of current portion	—	8
Senior unsecured notes	275,000	—
Deferred tax liability	5,690	7,042
Pension and post-retirement liabilities	6,572	10,859
Other liabilities	1,702	49

Total liabilities	363,396	88,746

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 21,302,296 and 21,207,773 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	213	212
Additional paid-in capital	239,621	235,768
Retained earnings	51,314	16,649
Accumulated other comprehensive loss	(160)	(2,449)

Total stockholders’ equity	290,988	250,180

Total liabilities and stockholders’ equity	$654,384	$338,926

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	December 31,	December 31,

	2007	2006

Revenues:
Manufacturing operations (including revenues from affiliates of $46,606 and $25,623 for the three months ended December 31, 2007 and 2006, respectively)	$149,907	$154,128

Railcar services (including revenues from affiliates of $3,347 and $3,830 for the three months ended December 31, 2007 and 2006, respectively)	11,989	11,191

Total revenues	161,896	165,319

Cost of goods sold:
Manufacturing operations	(132,634)	(139,661)
Railcar services	(9,842)	(8,940)

Total cost of goods sold	(142,476)	(148,601)
Gross profit	19,420	16,718

Selling, administrative and other (including costs related to affiliates of $152 and $508 for the three months ended December 31, 2007 and 2006, respectively)	(6,495)	(6,669)

Earnings from operations	12,925	10,049

Interest income	3,783	355
Interest expense	(4,192)	(136)
Earnings (loss) from joint venture	150	(793)

Earnings before income tax expense	12,666	9,475
Income tax expense	(4,801)	(3,347)

Net earnings available to common shareholders	$7,865	$6,128

Net earnings per common share — basic	$0.37	$0.29
Net earnings per common share — diluted	$0.37	$0.29
Weighted average common shares outstanding — basic	21,302	21,208
Weighted average common shares outstanding — diluted	21,302	21,304

Dividends declared per common share	$0.03	$0.03

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Years Ended
	December 31,	December 31,

	2007	2006

Revenues:
Manufacturing operations (including revenues from affiliates of $140,164 and $50,003 for the years ended December 31, 2007 and 2006, respectively)	$648,124	$597,913

Railcar services (including revenues from affiliates of $15,969 and $18,923 for the years ended December 31, 2007 and 2006, respectively)	50,003	48,139

Total revenues	698,127	646,052

Cost of goods sold:
Manufacturing operations	(568,023)	(537,344)
Railcar services	(41,040)	(38,020)

Total cost of goods sold	(609,063)	(575,364)
Gross profit	89,064	70,688

Income related to insurance recoveries, net	—	9,946
Gain on asset conversion, net	—	4,323
Selling, administrative and other (including costs related to affiliates of $606 and $2,035 for the years ended December 31, 2007 and 2006, respectively)	(27,379)	(28,399)

Earnings from operations	61,685	56,558

Interest income	13,829	1,504
Interest expense (including interest expense to affiliates of $0 and $98 for the years ended December 31, 2007 and 2006	(17,027)	(1,372)
Earnings (loss) from joint venture	881	(734)

Earnings before income tax expense	59,368	55,956
Income tax expense	(22,104)	(20,752)

Net earnings	$37,264	$35,204

Less preferred dividends	—	(568)

Earnings available to common shareholders	$37,264	$34,636

Net earnings per common share — basic	$1.75	$1.68
Net earnings per common share — diluted	$1.74	$1.67
Weighted average common shares outstanding — basic	21,274	20,667
Weighted average common shares outstanding — diluted	21,357	20,733

Dividends declared per common share	$0.12	$0.12

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years Ended
	December 31,	December 31,
	2007	2006

Operating activities:
Net earnings	$37,264	$35,204
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation	14,085	10,674
Amortization of deferred costs	680	127
Loss on the write-off of property, plant and equipment	385	4,393
Insurance compensation for assets and storm clean-up	—	(9,938)
Long lived asset impairment charges	—	400
Write-off of deferred financing costs	—	566
Stock based compensation	1,927	8,116
Excess tax benefits from stock option exercises	(241)	—
Change in joint venture investment as a result of (loss) earnings	(881)	734
Provision for deferred income taxes	(370)	(154)
Provision for losses on accounts receivable	196	383
Changes in operating assets and liabilities:
Accounts receivable, net	1,148	3,020
Accounts receivable, due from affiliate	(7,543)	(4,522)
Inventories, net	10,035	(11,672)
Prepaid expenses	838	(3,317)
Accounts payable	(7,059)	(831)
Accounts payable, due to affiliate	1,178	(1,292)
Accrued expenses and taxes	10,195	(1,532)
Other	(1,607)	(392)

Net cash provided by (used in) operating activities	60,230	29,967

Investing activities:
Purchases of property, plant and equipment	(59,367)	(44,916)
Sale of property, plant and equipment	104	—
Property insurance advance on Marmaduke tornado damage	—	9,938
Repayment of note receivable from affiliate (Ohio Castings, LLC)	329	494
Investment in joint venture	(8,500)	—
Acquisitions	—	(17,220)

Net cash used in investing activities	(67,434)	(51,704)

Financing activities:
Proceeds from sale of common stock	—	205,275
Offering costs — initial public offering	—	(14,605)
Preferred stock redemption	—	(82,056)
Preferred stock dividends	—	(11,904)
Common stock dividends	(2,551)	(1,908)
Decrease in amounts due to affiliate	—	(20,476)
Majority shareholder capital contribution	—	275
Proceeds from stock option exercises	1,985	—
Excess tax benefits from stock option exercises	241	—
Proceeds from issuance of senior unsecured notes, gross	275,000	—
Offering costs — senior unsecured notes	(4,314)	—
Finance fees related to credit facility	(109)	(360)
Repayment of debt	(88)	(40,274)

Net cash provided by financing activities	270,164	33,967

Increase (decrease) in cash and cash equivalents	262,960	12,230
Cash and cash equivalents at beginning of period	40,922	28,692

Cash and cash equivalents at end of period	$303,882	$40,922

RECONCILIATION OF NET EARNINGS TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three months ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net earnings	$7,865	$6,128	$37,264	$35,204
Income tax expense	4,801	3,347	22,104	20,752
Interest expense	4,193	136	17,027	1,372
Interest income	(3,783)	(355)	(13,829)	(1,504)
Depreciation	3,819	3,073	14,085	10,674

EBITDA	$16,895	$12,329	$76,651	$66,498

Stock based compensation expense	331	1,526	1,628	8,116
Stock appreciation rights compensation expense (gain) [1]	(396)	—	299	—
Gain on asset conversion, net	—	—	—	(4,323)

Adjusted EBITDA	$16,830	$13,855	$78,578	$70,291

[1]	SARs are cash settled at time of exercise
EBITDA represents net earnings before income tax expense, interest expense (income), net of depreciation of property, plant and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before elimination of stock based compensation expense related to a restricted stock grant, stock options and stock appreciation rights (SARs) along with a gain on asset conversion related to the involuntary replacement of assets damaged by the tornado in Marmaduke. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance, and management also uses Adjusted EBITDA for that purpose. The charges related to our grants of restricted stock and stock options are non-cash charges that are excluded from our calculation of EBITDA under our unsecured senior notes. Our SARs (which settle in cash) are revalued each quarter based upon changes in our stock price. In the three months ended December 31, 2007, our expenses were reduced by $0.4 million relating to this revaluation. In the year ended December 31, 2007, we incurred a total of $0.3 million of expenses associated with our SARs. Management believes that eliminating the charges associated with our SARs allows us and our investors to understand better our operating results independent of changes in the price of our common stock. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.